RENT THE RUNWAY, INC. NOTICE OF RESTRICTED STOCK UNIT AWARD SECOND AMENDED AND RESTATED 2021 INCENTIVE AWARD PLAN You have been granted restricted stock units representing shares of common stock of Rent the Runway, Inc. (the “Company”) on the following terms: Name of Participant: [•] Total Number of Restricted Stock Units Granted: [•] Date of Grant: December 16, 2025 Vesting Schedule: 100% of the Total Number of Restricted Stock Units Granted will vest on the earlier of (i) July 8, 2026 or (ii) immediately prior to the Company’s first regular annual meeting of stockholders following the Date of Grant, subject to your continued service on the Board of Directors of the Company (the “Board”) through such vesting date. These restricted stock units are granted under and governed by the terms and conditions of the Company’s Second Amended and Restated 2021 Incentive Award Plan, as may be amended from time to time (the “Plan”), the Company’s Non-Employee Director Compensation Program, adopted as of December 16, 2025 (the “Compensation Program”), and the Restricted Stock Unit Agreement, each of which are incorporated into this document. You agree that you have reviewed the Plan, the Compensation Program, this Notice of Restricted Stock Unit Award and the Restricted Stock Unit Agreement, you have had an opportunity to obtain the advice of counsel prior to executing this Notice of Restricted Stock Unit Grant and that you understand the terms of the Plan, the Compensation Program, this Notice of Restricted Stock Unit Grant and the Restricted Stock Unit Agreement. You agree to accept electronically all documents relating to the Plan or this restricted stock unit award. You further agree to comply with the Company’s insider trading policy in effect from time to time when selling shares of the Company’s common stock. BY ACKNOWLEDGING AND ACCEPTING THIS NOTICE, THE COMPENSATION PROGRAM, THE RESTRICTED STOCK UNIT AGREEMENT AND THE PLAN, YOU AGREE TO THE TERMS AND CONDITIONS DESCRIBED IN THESE DOCUMENTS

RENT THE RUNWAY, INC. SECOND AMENDED AND RESTATED 2021 INCENTIVE AWARD PLAN RESTRICTED STOCK UNIT AGREEMENT Grant of Units Subject to all of the terms and conditions set forth in the Notice of Restricted Stock Unit Award, the Compensation Program, this Restricted Stock Unit Agreement (this “Agreement”) and the Plan, the Company has granted to you the number of restricted stock units set forth in the Notice of Restricted Stock Unit Award. All capitalized terms used in this Agreement shall have the meanings assigned to them in this Agreement, the Notice of Restricted Stock Unit Award or the Plan. Payment for Units No payment is required for the restricted stock units that you are receiving. Vesting The restricted stock units are eligible to vest in accordance with the vesting schedule set forth in the Notice of Restricted Stock Unit Award. No additional restricted stock units will vest after your Termination of Service for any reason, unless the Administrator determines otherwise. Forfeiture In the event of your Termination of Service for any reason, your restricted stock units will be forfeited to the extent that they have not vested before the date of your Termination of Service and do not vest as a result of your Termination of Service. This means that any restricted stock units that have not vested under this Agreement will be cancelled immediately. You will receive no payment for restricted stock units that are forfeited. The Company determines when your Termination of Service occurs for all purposes of your restricted stock units. Settlement of Units Each restricted stock unit will be settled in Shares as soon as administratively practicable after the vesting of the applicable restricted stock unit, but no later than more than 60 days after the restricted stock unit’s vesting date. However, the Company may delay any payment if it determines that such payment would violate applicable laws and, in such case, payment will be delayed until the earliest date on which the Company determines that the payment would not cause a violation of laws, provided that the Company reasonably believes that the delay will not result in an imposition of taxes under Section 409A of the Internal Revenue Code (“Section 409A”). At the time of settlement, you will receive one Share for each vested restricted stock unit. No fractional Shares will be issued upon settlement.

Section 409A The restricted stock units are not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A. Further, if the Company determines that you are a “specified employee,” as defined in the regulations under Section 409A at the time of your “separation from service,” as defined in Treasury Regulation Section 1.409A-1(h) and it is determined that settlement of these restricted stock units is not exempt from Section 409A, then any restricted stock units that otherwise would have been settled during the first six months following your “separation from service” will instead be settled on the first business day following the earlier of (i) the six-month anniversary of your separation from service or (ii) your death. Each installment of restricted stock units is hereby designated as a separate payment for purposes of Section 409A. Nature of Units / Limitation on Your Rights Your restricted stock units are mere bookkeeping entries. They represent only the Company’s unfunded and unsecured promise to issue Shares with respect to your restricted stock units on a future date, and this Agreement may not be construed as creating a trust. As a holder of restricted stock units, you have no rights other than the rights of a general unsecured creditor of the Company. Neither the Plan nor any underlying program, in and of itself, has any assets. Stockholder Rights You, or your estate heirs, have no rights as a stockholder of the Company unless and until your restricted stock units are settled in accordance with the terms of this Agreement by issuing you Shares. Transfer of Restricted Stock Units You cannot transfer or assign the restricted stock units. For instance, you may not sell the restricted stock units or use it as security for a loan. If you attempt to do any of these things, the restricted stock units will immediately become invalid. You may, however, dispose of the restricted stock units in your will or by means of a written beneficiary designation; provided, however, that your beneficiary or a representative of your estate acknowledges and agrees in writing in a form reasonably acceptable to the Company, to be bound by the provisions of this Agreement and the Plan as if the beneficiary of the estate were you. Effect of a Change in Control In accordance with the Compensation Program, upon a Change in Control, all restricted stock units outstanding under this Agreement shall become fully vested as immediately prior to the Change in Control.

Restrictions on Resale You agree not to sell any Shares issued upon settlement of the restricted stock units at a time when applicable laws, Company policies or an agreement between the Company and its underwriters prohibit a sale. This restriction will apply as long as your service with the Company or a Subsidiary continues and for a period of time after your Termination of Service as may be specified by the Company. Retention Rights Your award of restricted stock units or this Agreement does not give you the right to be retained by the Company, or any parent or Subsidiary of the Company, in any capacity. The Company and its parents and Subsidiaries reserve the right to terminate your service at any time, with or without cause. Adjustments Upon the occurrence of certain events as provided in Article VIII of the Plan, the number of restricted stock units covered by this award will be adjusted, modified or terminated pursuant to the Plan. Effect of Significant Corporate Transactions If the Company is a party to a merger, consolidation, or certain change in control transactions, then your restricted stock units will be subject to the applicable provisions of Article VIII of the Plan. Recoupment Policy This award, and the Shares acquired upon settlement of this award, shall be subject to any Company recoupment or clawback policy in effect from time to time, as further provided in Section 10.13 of the Plan. Applicable Law This Agreement will be interpreted and enforced under the laws of the State of Delaware (without regard to its choice-of-law provisions). The Plan and Other Agreements The text of the Plan is incorporated in this Agreement by reference. This Plan, this Agreement, the Compensation Program and the Notice of Restricted Stock Unit Award constitute the entire understanding between you and the Company regarding these restricted stock units. Any prior agreements, commitments or negotiations concerning these restricted stock units are superseded. To the extent permitted by the Plan, this Agreement may be amended or otherwise suspended or terminated at any time by the Administrator or the Board; provided, that no amendment, suspension or modification may adversely affect the restricted stock units in any material respect without the prior written consent of the Participant. In the event that any provision of the Notice of Restricted Stock Unit Award or this Agreement is held invalid or unenforceable, then the applicable provision will be severable from, and any invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of the Notice of Restricted Stock Unit Award or this Agreement. By Acknowledging and Accepting this Agreement, you agree to all of the terms and conditions described above and in the Plan.